Exhibit 10.13

                                    AGREEMENT

     WHEREAS, Gyrodyne Company of America, Inc. ("Gyrodyne") and DPMG, Inc. d/b/a Landmark National ("Landmark"), entered into two agreements dated April 9, 2002, the "Development Agreement" and the "Golf Operating Agreement"; and

     WHEREAS, after the monthly payments due under the Development Agreement were exhausted in October 2004, Landmark continued to perform services under the Development Agreement, during the period October 2004 through October 2006 (the "Past Services"); and

     WHEREAS, Gyrodyne is desirous of maintaining a relationship with Landmark in the future and to have Landmark provide consulting services (the "Future Services") to Gyrodyne in connection with the Eminent Domain Case (as defined below); and

     WHEREAS, Landmark has asserted that it may be entitled to certain additional payments as a result of the condemnation of the property subject to the Development Agreement (the "Condemnation Claim"); and

     WHEREAS, Gyrodyne wants to terminate its obligations to Landmark under the Development Agreement and the Golf Operating Agreement (the "Termination"); and

     WHEREAS, the parties wish to resolve all claims they have against each other and to enter into an agreement for the Future Services;

     NOW, Gyrodyne and Landmark hereby agree as follows:

     1. In consideration of: (a) Landmark's Past Services, (b) Landmark agreeing to provide the Future Services, and (c) Landmark agreeing to the Termination, Gyrodyne shall pay to Landmark the sum of Three Million and 08/100 ($3,000,000.08) Dollars payable as follows:

          A. Two Million ($2,000,000) Dollars upon execution of this Agreement; and

          B. One Million ($1,000,000.08) Dollars in Thirty Six (36) equal monthly installments of Twenty Seven Thousand Seven Hundred Seventy Seven Dollars and Seventy Eight Cents ($27,777.78) commencing on March 1, 2007 and ending on February 1, 2010, regardless of the date the Eminent Domain Case is resolved. These payments shall be due on the first business day of each month.

     2. Upon execution of this Agreement, the Development Agreement and the Golf Operating Agreement are hereby terminated and shall have no further force and effect.

     3. Landmark agrees to act as Gyrodyne's consultant for use in the eminent domain proceeding captioned Gyrodyne Company of America, Inc. -against- The State University of New York at Stony Brook for the People of the State of New York, Claim No. 112279, and any and all related proceedings (the "Eminent Domain Case"). Landmark's agreement to act as a consultant for Gyrodyne in the Eminent Domain Case will be hereinafter referred to as the "Consulting Retention." As part of the Consulting Retention, Landmark shall consult with and advise the attorneys, officers and employees of Gyrodyne concerning the Eminent Domain Case as reasonably requested. Landmark's services shall also include the review of pertinent documents, as well as consultation and advice concerning land planning, economic feasibility studies, coordinating with project engineers and any other matters relating to the Eminent Domain Case. Landmark further agrees that it shall not be entitled to receive any additional compensation for its performance under the Consulting Retention. The term of the Consulting Retention shall commence upon execution of this Agreement and shall terminate upon the earlier of February 1, 2010 or the completion of the Eminent Domain Case (including any appeals or subsequent proceedings on remand). The Consulting Retention shall not be assignable by Landmark, but shall be assignable by

Gyrodyne. Landmark acknowledges that in the course of the Consulting Retention it may acquire knowledge of confidential and proprietary information belonging to Gyrodyne. Landmark shall not at any time, whether during or after its employment with Gyrodyne, disclose to any person (other than Gyrodyne, as consented to by Gyrodyne or as may be ordered by a court of competent jurisdiction) or use for its own account any confidential or proprietary information of Gyrodyne.

     4. Upon execution of this Agreement, Landmark shall execute and deliver to Gyrodyne the Release attached hereto as Exhibit "A."

     5. Upon execution of this Agreement, Gyrodyne shall execute and deliver to Landmark the Release attached hereto as Exhibit "B."

     6. Gyrodyne and Landmark agree that the execution of this Agreement does not constitute an admission by any party of the validity of any allegations that may have been presented in a lawsuit.

     7. The terms of this Agreement shall be held in strict confidence and used only to carry out the obligations of this Agreement, and will not be disclosed to anyone other than the parties, their officers, directors, staff, employees, representatives and agents who may need to know such information to carry out the obligations of this Agreement or to perform their responsibilities in connection with the parties' internal operations and proceedings, as required by law, or in response to a request from a government agent, state or federal. The parties recognize that as publicly traded companies they will be required to disclose certain terms of this Agreement. The contents of any such disclosures will be substantially the same as those contained in Exhibit "C" hereto.


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

     8. Landmark and Gyrodyne further represent that they have not transferred, assigned, sold or otherwise encumbered any of their rights pursuant to the Development Agreement and the Golf Operating Agreement.

     9. No party shall be deemed to have waived any of the provisions of this Agreement unless such waiver is in writing and is signed by the party against which enforcement of the waiver is sought.

     10. The parties to this Agreement acknowledge and agree that this Agreement constitutes the entire understanding of the parties with respect to its subject matter and that no representations, statements, or stipulations contrary to the provisions of this Agreement whether verbal or in writing regarding such subject matter are valid or binding, except that an amendment or modification of this Agreement shall be effective if, and only if, it is in writing and signed by both of the parties.

     11. If any provision or provisions of this Agreement shall be held by any court or other tribunal of competent jurisdiction to be invalid or unenforceable, such provision or provisions shall be enforced to the maximum extent permissible and the remaining portions of this Agreement shall remain in full force and effect.

     12. This Agreement may be executed in separate counterparts, both of which taken together shall constitute one and the same instrument.

     13. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     14. If any action is commenced to enforce the terms of this Agreement, the Court may award the prevailing party its costs and reasonable attorneys' fees incurred in connection with any such action. This remedy is in addition to any other legal or equitable remedy which may be available to any party under New York law.

     15. Facsimile signatures below shall be deemed original signatures.


Dated: New York, New York
       February 12, 2007


GYRODYNE COMPANY OF AMERICA, INC.            DPMG, INC. d/b/a LANDMARK NATIONAL



By: /s/ Stephen V. Maroney                   By: /s/ Gerald G. Barton
   ----------------------------                 ---------------------------
    Name:  Stephen V. Maroney                    Name:  Gerald G. Barton
    Title: President                             Title: President

                                    EXHIBIT A
                                    ---------

                                 GENERAL RELEASE
                                 ---------------

     TO ALL TO WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, know that DPMG, INC., d/b/a Landmark National, as Releasor, in consideration of One Dollar ($1.00) and other good and valuable consideration received from Gyrodyne Company of America, Inc., as Releasee, the receipt and sufficiency whereof is hereby acknowledged, do hereby release and forever discharge said Releasee, as well as Releasee's respective subsidiaries, divisions, parent corporations, successor corporations, predecessor corporations, affiliated corporations, present and former officers, directors, employees, shareholders, principals, attorneys, consultants, agents and assigns from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, in law, admiralty or equity, which Releasor, as well as, Releasor's respective subsidiaries, divisions, parent corporations, successor corporations, predecessor corporations, affiliated corporations, present and former officers, directors, employees, shareholders, agents and assigns had, now have or hereafter can, shall or may have against the Releasee whatsoever from the beginning of time to the date of this RELEASE.

     Whenever the text hereof requires, the use of singular number shall include the appropriate plural number.

     The effect of this GENERAL RELEASE shall be governed by the laws of the State of New York without regard to its conflict of laws rules.

     Notwithstanding anything herein to the contrary, nothing herein shall release or affect in any way any party's rights or obligations under the Agreement.

     IN WITNESS WHEREOF, Releasor has caused this GENERAL RELEASE to be executed by it duly authorized officer on this 9th day of February, 2007.


                                        DPMG, INC. d/b/a Landmark National



                                        By: /s/ Gerald G. Barton
                                           -----------------------------
                                            Name:
                                            Title:



STATE OF Maryland            )
                             ) ss.
COUNTY OF Prince Georges     )

     On February 9, 2007 before me, personally came Gerald G. Barton, to me known and known to me to be the individual who executed the foregoing GENERAL RELEASE, who, by me duly sworn, did depose and say that deponent is the President of DPMG, INC. d/b/a Landmark National.

     In Witness Whereof, I hereunto set my hand and official seal.


                                       /s/ Georgene A. Feather
                                       -----------------------------------
                                       Notary Public
                                       My Commission Expires: 10-1-2007

                                    EXHIBIT B
                                    ---------

                                 GENERAL RELEASE
                                 ---------------

     TO ALL TO WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, know that GYRODYNE COMPANY OF AMERICA, INC., as Releasor, in consideration of One Dollar ($1.00) and other good and valuable consideration received from DPMG, INC. d/b/a Landmark National, as Releasee, the receipt and sufficiency whereof is hereby acknowledged, do hereby release and forever discharge said Releasee, as well as Releasee's respective subsidiaries, divisions, parent corporations, successor corporations, predecessor corporations, affiliated corporations, present and former officers, directors, employees, shareholders, principals, attorneys, consultants, agents and assigns from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, in law, admiralty or equity, which Releasor, as well as, Releasor's respective subsidiaries, divisions, parent corporations, successor corporations, predecessor corporations, affiliated corporations, present and former officers, directors, employees, shareholders, agents and assigns had, now have or hereafter can, shall or may have against the Releasee whatsoever from the beginning of time to the date of this RELEASE.

     Whenever the text hereof requires, the use of singular number shall include the appropriate plural number.

     The effect of this GENERAL RELEASE shall be governed by the laws of the State of New York without regard to its conflict of laws rules.

     Notwithstanding anything herein to the contrary, nothing herein shall release or affect in any way any party's rights or obligations under the Agreement.

     IN WITNESS WHEREOF, Releasor has caused this GENERAL RELEASE to be executed by it duly authorized officer on this 9th day of February, 2007.


                                            GYRODYNE COMPANY OF
                                            AMERICA, INC.



                                            By: /s/ Stephen V. Maroney
                                               ----------------------------
                                               Name:  Stephen V. Maroney
                                               Title: President




STATE OF New York         )
                          ) ss.
COUNTY OF Suffolk         )

     On February 9, 2007 before me, personally came Stephen V. Maroney, to me known and known to me to be the individual who executed the foregoing GENERAL RELEASE, who, by me duly sworn, did depose and say that deponent is the President of Gyrodyne Company of America, Inc.

     In Witness Whereof, I hereunto set my hand and official seal.


                                          /s/ Lynn Ierardi
                                          ---------------------------
                                          Notary Public
                                          My Commission Expires: 2/22/11



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